Exhibit 99.3

INFINITI SYSTEMS GROUP, INC.

FINANCIAL STATEMENTS

NINE MONTHS ENDED

September 30, 2011 and 2010

INFINITI SYSTEMS GROUP INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of the Independent Registered Public Accountant	1

Financial Statements

Balance Sheet as of September 30, 2011 and December 31, 2010	2

Statement of Operations for nine months ended September 30, 2011 and 2010	3

Statement of Cash Flows for nine months ended September 30, 2011 and 2010	4

Notes to the Financial Statements.	5-9

HARRIS F.RATTRAY CPA
1601 Palm Avenue
Pembroke Pines, FL 33026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors and Stockholders
Infiniti Systems Group, Inc.
Brecksville, Ohio

I have reviewed the balance sheet of Infiniti Systems Group, Inc as of September 30, 2011 and the related statements of operations for the nine-month period ended September 30, 2011, and cash flows for the nine-month period ended September 30, 2011 included in the accompanying Securities and Exchange Commission Form 8-K for the period ended September 30, 2011.  These interim financial statements are the responsibility of the Company’s management.

I conducted my reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

I have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the balance sheet of Infiniti Systems Group, Inc, as of December 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated January 17, 2012, I expressed an unqualified opinion on those financial statements.  In my opinion, the information set forth in the accompanying balance sheet as of March 31, 2011 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

Harris F. Rattray, CPA
Pembroke Pines, Florida
January 21. 2012

INFINITI SYSTEMS GROUP, INC.
BALANCE SHEET

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets:
Cash	$13,005	$64,194
Accounts receivable	921	1,791
Other current assets	18,119	13,443
Total current assets	32,045	79,428

Property and equipment, net	3,480	4,653

Total assets	$35,525	$84,081

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Accounts payable	$8,215	$5,507
Accrued expenses and other current liabilities	77,600	70,459
Current portion of long term loans	88,053	88,053
Notes and debentures payable - stockholders	700,362	790,902
Total current liabilities	874,230	954,921

Loans from stockholders	47,644	96,191
Long term loans	122,128	61,028
	169,772	157,219
Total liabilities	$1,044,002	$1,112,140

Stockholders' Deficiency:

Common stock, no par value; 750 shares authorized;
100 shares issued and outstanding as of September 30, 2011 and
December 31, 2010	500	500
Additional paid-in capital	343,868	203,550
Accumulated deficit	(1,352,846)	(1,232,109)
Total Stockholders' deficiency	(1,008,478)	(1,028,059)
Total liabilities and stockholders' deficiency	$35,524	$84,081

The accompanying notes are an integral part of these financial statements

INFINITI SYSTEMS GROUP, INC.
STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2011	2010

Revenues	$2,439,666	$3,341,862

Cost of Sales	1,319,558	1,992,666

Gross Profit	1,120,108	1,349,196

Expenses:
General and administrative	1,235,280	1,322,580
Interest expense	72,252	102,260
Depreciation and amortization	3,961	7,152

Total expenses	1,311,493	1,431,993

Loss from operations	(191,385)	(82,797)

Other income	70,648	74,082

Net loss	$(120,737)	$(8,715)

Net loss per share-Basic and Diluted	$(1,207.37)	$(87.15)

Weighted average number of shares of
common stock outstanding Basic and Diluted	100	100

The accompanying notes are an integral part of these financial statements

INFINITI SYSTEMS GROUP, INC.
STATEMENT OF CASH FLOWS
Nine Months Ended September 30,
(Unaudited)

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit	$(120,737)	$65,547
Adjustments to reconcile increase(decrease) in net assets to cash provided by operating activities:
Depreciation	3,961	5,364
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	870	(3,680)
(Increase) in other current assets	(4,676)	(199)
Decrease/(increase) in accounts payable	2,709	(97,626)
Increase/(decrease) in accrued expenses and
other current liabilities:	7,141	(11,034)
Decrease in notes and debentures payable-stockholders	(90,540)	(5,733)

Net cash used in operating activities	(201,274)	(47,361)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,786)	(2,050)
Net cash used in investing activities	(2,786)	(2,050)

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayment of notes payable	-	(24,800)
(Decrease)/increase in loan from stockholder	(48,547)	37,944
Increase in shareholders' equity	140,318	-
Increase/(decrease) in long term loans	61,100	(17,425)

Net cash provided by/(used in) financing activities	152,871	(4,281)

NET DECREASE IN CASH	(51,189)	(53,692)

CASH - BEGINNING OF YEAR	64,194	99,007

CASH - END OF YEAR	$13,005	$45,315

The accompanying notes are an integral part of these financial statements

INFINITY SYSTEMS GROUP, INC.
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2011
(Unaudited)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Infinity Systems Group, Inc. ( the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. Accordingly, these financial statements do not include all information and footnote disclosures required for an annual set of financial statements prepared under United States generally accepted accounting principles. In the opinion of our management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flows as of September 30, 2011 and for all interim periods presented herein have been reflected in these financial statements and the notes thereto. Interim results for the nine months period ended September 30, 2011 are not necessarily indicative of the results to be expected for the fiscal year as a whole. These financial statements should be read in conjunction with the audited financial statements and accompanying notes included on the Form 8-K for the fiscal year ended December 31, 2010.

The Company was organized under the laws of the State of Ohio on January 2 1995. The Company provides technology integration services to businesses. These services include management consulting, e-business services, application development, facilities development and network development. The Company’s principal office is in Brecksville, Ohio, with an additional office in Raleigh, North Carolina. On December 11, 1998, the Company changed its corporate name from J.L. Consulting, Inc. to Infiniti Systems Group, Inc.

NOTE 2 - GOING CONCERN

The Company’s primary source of operating funds since inception has been its stockholders and note financings. The Company intends to raise additional capital through private debt and equity investors. There is no assurance whether the Company will be able to generate enough revenue and raise enough capital to support those operations. This raises substantial doubt about the Company's ability to continue as a going concern.

As shown in the accompanying financial statements, the Company incurred cumulative net losses as at September 30, 2011 of $1,352,845

Management states that they are confident that they can improve operations and raise the appropriate funds to grow their underlying business and acquire other businesses. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The Company's policy is to prepare its financial statements using the accrual basis of accounting in accordance with generally accepted accounting principles. The Company has elected December 31 as its annual year-end.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents - Cash and cash equivalents include cash and cash in banks. The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Net Earnings (Loss) Per Share - Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share are computed similar to basic earnings (losses) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding. as of December 31, 2010. There are no outstanding stock options or stock warrants that would have affected the computation.

Revenue Recognition - The Company will recognize revenue upon completion of its services to be rendered or delivery of products to its customers.

Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for major renewals and betterments that extend over the useful lives of property and equipment are capitalized. Depreciation and amortization of property and equipment is recorded using the straight-line method over the estimated useful life of the relative assets, which range as follows:

Furniture & Fixtures	5-7 years
Office Equipment	5-7 years
Computer Software	5

Expenditures for maintenance and repairs are charged to expense as incurred

Fair Value of Financial Instruments - The carrying amounts of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments. The carrying amounts of our short term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuance of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Recent Accounting Pronouncements - In January 2010, the FASB issued guidance requiring new disclosures and clarifying existing disclosure requirements about fair value measurement. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting.  Specifically, the amendments now require a reporting entity to:

•     Disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and

•     Present separately information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements using significant unobservable inputs.

In addition, the guidance clarifies the requirements of the following disclosures:

 •     For purposes of reporting fair value measurement for each class of assets and liabilities, a reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and

•     A reporting entity is to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.

The guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted.  The Company adopted the revised disclosure guidance in the first quarter of 2009 and the adoption did not have a material impact on the Company’s financial statements as of and for the nine months ended September 31, 2011 and the year ended December 31, 2010.

In February 2010, the FASB issued an update which amends the subsequent events disclosure guidance.  The amendments include a definition of an SEC filer, requires an SEC filer to evaluate subsequent events through the date the financial statements are issued, and removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated.  This guidance was effective upon issuance for the Company.

The Company does not believe that there are any other new accounting pronouncements that the Company is required to adopt that are likely to have a material effect on the Company’s financial statements upon adoption.

Subsequent Events - Management has evaluated subsequent events to determine whether events or transactions occurring through January 30, 2012, the date on which the financial statements were available to be issued, will require potential adjustment to or disclosure in the Company’s financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and Equipment include the following:

	September 30, 2011	December 31, 2010

Computer and peripherals	$179,652	$176,865
Office equipment	59,816	59,816
Computer software	28,424	28,424
	267,890	262,555
Less: accumulated depreciation	(264,411)	(260,450)
Property and Equipment, net	$3,479	$4,654

Depreciation expense amounted to $3,961 and $6,198 for the nine months ended September 30, 2011 and the year ended December 31, 2010.

NOTE 4 - INCOME TAX

The Company, with the consent of its original stockholders, elected under the Internal Revenue Code to be taxed as a sub-chapter S corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the company’s taxable income. Therefore, no liability for Federal or Ohio income taxes has been included in the financial statements. North Carolina and Ohio City corporate income taxes were expensed when paid.-

NOTE 5 - NOTES PAYABLE

During the period ended September 30, 2011 and December 31, 2010, the Company issued certain revolving lines of credit aggregating $700,362 and $605,667, respectively.  The notes bear interest between 0% and 22.24% per annum.

Convertible Debentures – On March 1, 2010, the Company renewed convertible debentures in the amount of $25,000.  The debentures pay quarterly interest of 14% and mature February 28, 2012.  Upon maturity, principal and unpaid interest are payable in four equal, interest-free quarterly installments, the first of which is due on month after maturity.  Prepayments of principal and interest are prohibited unless agreed to by the debenture holder.  The debentures may be converted after November 1, 2011 and prior to maturity.  The debentures are convertible into a number of common shares equal to one share of common stock for each $25,000 of principal owing on the conversion date.  Any accrued but unpaid principal owed at the time of conversion is to be paid in cash.  The debenture requires that any distribution to stockholders made while the debenture is outstanding be accompanied by a payment to the debenture holder in the amount that would have been received by the debenture holder had the debenture been converted to common stock immediately prior to the stockholder distribution.

NOTE 6 - LONG TERM DEBT

In June, 2010, the Company obtained a $209,905 term loan from its bank.  The proceeds of the term loan were used to reduce the outstanding balances of the Company’s line of credit with the bank.  The loan requires 69 monthly principal payments of $3,000, plus monthly interest of 1.25% over the bank’s prime rate.  The term loan is secured by the personal guaranty of a Company stockholder.

NOTE 7 - RELATED PARTY TRANSACTIONS

A related party has been paid $ 79,819 for professional services made on behalf of the company during the year ended December 31, 2010.

During the years ended December 31, 2010 and 2009, the Company obtained unsecured advances and loans from an officer/stockholder and from a major stockholder aggregating $96,191 and $72,327, respectively.  The notes bear interest between 5% and 7% per annum.

RENTALS UNDER OPERATING LEASES

The Company conducts its Cleveland operations from a leased facility.  The Cleveland office lease requires a monthly payment of $6,347 and expires in March, 2012.

The following is a schedule of future minimum rental payments required under the Company’s current operating leases:

2011	$76,158
2012	19,040
Total	$95,198

In March, 2009, the Company converted rent arrearages in the amount of $138,454 into a term loan with its landlord.  The loan requires 48 monthly payments of $3,066 and bears interest at a fixed rate of 6%.  The loan is secured by an officer/stockholder of the Company.